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                                                                    EXHIBIT 99.2

                    [LETTERHEAD OF A.G. EDWARDS & SONS, INC.]



May 2, 2002

Acacia Research Corporation
500 Newport Center Drive
Newport Beach, California 92660

         Re: Consent to Include Fairness Opinion in Form S-4 Registration
             Statement
             ------------------------------------------------------------

Dear Sirs:

         We hereby consent to the inclusion of and reference to our opinion, dated April 17, 2002, in the prospectus included in the Registration Statement on Form S-4 (the "Registration Statement") filed by Acacia Research Corporation, a Delaware corporation ("Acacia Research"), related to the offer and sale of shares of a proposed new class of Acacia Research common stock in connection with the merger of CombiMatrix Corporation, a Delaware corporation, with and into a wholly owned subsidiary of Acacia Research. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

                                           Very truly yours,

                                           A.G. Edwards & Sons, Inc.



                                           By: /s/ Timothy C. McQuay
                                              ----------------------------------
                                                Name: Timothy C. McQuay
                                                Title: Managing Director